UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
The Kraft Heinz Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 7, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of The Kraft Heinz Company (“Kraft Heinz” or the “Company”), dated March 27, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 7, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 20, 2020.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 7, 2020

To the Stockholders of The Kraft Heinz Company:

Due to continued public health concerns related to the Coronavirus (COVID-19) outbreak, NOTICE is HEREBY GIVEN that the location of the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, May 7, 2020, at 11:00 a.m. Eastern Standard Time, but the Annual Meeting will be held in a virtual-only format. Stockholders will not be able to attend the Annual Meeting in person. However, the virtual meeting will provide them with the ability to participate, vote their shares, and ask questions during the meeting.
As described in the previously distributed proxy materials for the Annual Meeting, stockholders as of the close of business on March 9, 2020, the record date, are entitled to participate in and vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card or voting instruction form included with the proxy materials that were previously distributed to you will not be updated to reflect the change in location. You can use the proxy card included with the previously distributed proxy materials to vote your shares in connection with the Annual Meeting.
To be admitted to the virtual Annual Meeting, you can visit the meeting login page at www.virtualshareholdermeeting.com/KHC2020 and enter your unique 16-digit control number. This number can be found on the proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials, as applicable, provided with Kraft Heinz’s previously distributed proxy materials. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you encounter difficulties accessing the virtual meeting you should call the technical support number that will be posted on the meeting login page.
Stockholders as of the record date who attend and participate in the virtual Annual Meeting using their control number (as described above) will have an opportunity to submit questions live via the Internet during the meeting. We will try to answer as many stockholder-submitted questions as time permits.

By Order of the Board of Directors,

/s/ Rashida La Lande
Rashida La Lande
Senior Vice President, Global General
Counsel and Head of CSR and Government
Affairs; Corporate Secretary

The Annual Meeting on Thursday, May 7, 2020, at 11:00 a.m. Eastern Standard Time is available at www.virtualshareholdermeeting.com/KHC2020. The 2020 Proxy Statement and Annual Report on Form 10-K for the year ended December 28, 2019 are available at www.proxyvote.com.

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